EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT




                                  [LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in the Registration Statement of Y3K Secure Enterprise Software, Inc. (a development stage company) on Form SB-2 of our Auditors' Report, dated September 24, 2003, on the consolidated balance sheets of Y3K Secure Enterprise Software, Inc. (a development stage company) as at June 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the years then ended and for the cumulative period from March 19, 1999 (date of inception) to June 30, 2003.

         In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.


Vancouver, Canada                                             "Morgan & Company"


March 9, 2004                                              Chartered Accountants





                                 EXHIBIT 23.2-1